SECOND AMENDMENT TO the

Series B preferred SHARE PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO THE SERIES B PREFERRED SHARE PURCHASE AGREEMENT (the “Amendment”) is made and entered into as of ______ [__], 2015 (the “Effective Date”), by and among Spondoolies Tech Ltd., an Israeli company, having its registered address at 1 Leshem St., Kiryat Gat, 8258401, Israel (the “Company”) and the Investors listed on the signature page hereto (together, the “Investors” and each, an “Investor”).

RECITALS:

WHEREAS, the Company and the Investors have entered into that certain Series B Preferred Share Purchase Agreement dated as of October 19, 2014, as amended by the First Amendment to the Series B Preferred Share Purchase Agreement dated as of May 18, 2015 (as so amended, the “SPA”);

WHEREAS, the SPA provided for both a First Closing that included an investment by the Initial Investors, which took place on October 21, 2014 and for a Deferred Closing which was to take place no later than May 31, 2015, all as more fully set forth and defined therein; and

WHEREAS, one Deferred Closing took place on May 18, 2015 and the Company and the Initial Investors and Additional Investors desire to amend the SPA to extend the Deferred Closing Term to December 15, 2015 to allow for an additional Deferred Closing and the purchase of additional Preferred B Shares by the Additional Investor.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree to amend the SPA as follows:

1. Deferred Closing.

Section 3.3 of the SPA shall be amended and restated in its entirety as follow:

3.3 Deferred Closing(s). “The Parties agree that, subject to the terms and conditions hereof, at one or more deferred closing(s) (the “Deferred Closing(s)”), to take place not later than December 15, 2015 (the “Deferred Closing Term”), Additional Investors (which may be Investors or shareholders of the Company, provided that the identity of which, as well as the approval of the Company’s entering into a Deferred Closing, shall be approved by the Board of Directors) may join this Agreement by execution of Joinder Agreements satisfactory to the Company, and invest up to an aggregate of US$4,985,000, at the PPS and in consideration of up to 96,683 Preferred B Shares (the “Deferred Closing Shares” and together with the First Closing Shares, the “Purchased Shares”); each Deferred Closing shall take place seven (7) Business Days after the signing of the Joinder Agreement in the form attached hereto as Exhibit 3.3.1 (the “Deferred Closing Date”) at the offices of Meitar Liquornik Geva Leshem Tal, 16 Abba Hillel Street, Ramat Gan, Israel, or such other place as the Company and the Additional Investors shall mutually agree on.”

2. Waiver of Pre-Emptive Rights.

The undersigned Investors hereby ratify the Waiver and Consent executed on October 19, 2014 and that such waiver and consent shall applicable to the Deferred Closing Shares even following the amendments to the SPA hereunder.

3. General Provisions.

3.1.	Capitalized terms not otherwise defined herein shall bear the meanings ascribed to them in the SPA.

3.2.	The SPA is hereby amended as expressly set out in this Amendment. This Amendment shall be read together with the SPA as one agreement and, save as expressly amended by this Amendment, the SPA shall remain unaltered and in full force and effect.

3.3.	This Amendment shall be governed by and construed in accordance with the laws of Israel, without regard to its principles concerning conflicts of laws, and the competent courts of Tel Aviv shall have sole and exclusive jurisdiction with respect hereto and thereto

3.4.	This Amendment may be executed in any number of counterparts, each of which may be executed by less than all the parties thereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Facsimile signatures shall be binding as original signatures.

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IN WITNESS WHEREOF the parties have signed this Second Amendment to the Series B Preferred Share Purchase Agreement as of the date first hereinabove set forth.

The Company

Spondoolies Tech Ltd.

By:
Name:	Guy Corem
Title:	CEO

The Investors

Genesis Partners IV L.P.	BRM Group Ltd.

By: its general partner: Genesis Partners IV Management	By:
Name:
Title:

By:
Name:
Title:

Agile Investment Group Ltd.	BTCS Inc.

By:	By:
Name:	Name:
Title:	Title:

Eddy Shalev	Olivier Maurice Maria Janssens

Yigal and Anat Jacoby	Errol Ginsberg

Yael Maor	Laurent Ascher

[Signature page- Second Amendment to Series B Preferred Share Purchase Agreement]